Execution Copy

NEITHER THIS NOTE NOR ANY SHARES OF STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. NEITHER THIS NOTE NOR ANY SHARES OF STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THIS NOTE OR SHARES OF STOCK ISSUABLE UPON CONVERSION OF THIS NOTE UNDER SUCH ACT UNLESS SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE ACT.

REVOLVING CREDIT NOTE

$1,500,000	August ___, 2012

FOR VALUE RECEIVED, the undersigned, XZERES CORP., a Nevada corporation (the “Maker”), hereby promises to pay to HANOVER HOLDINGS I, LLC, a New York limited liability company (“Lender”), or registered assigns (hereinafter, collectively with Lender, referred to as the “Payee”), on the later of (a) August , 2013 or (b) 180 days after the last Drawdown Date (the “Maturity Date”), or sooner by reason of an Event of Default or required payment in accordance with the terms of this Note the principal sum of One Million Five Hundred Thousand ($1,500,000) Dollars or, if less, the aggregate unpaid principal amount of all Revolving Credit Drawdowns made by the Payee to the Maker pursuant to that certain Revolving Credit and Term Loan Agreement of even date herewith by and between Lender and the Maker (as same may be amended, modified, supplemented and/or restated from time to time, the “Loan Agreement”) and this Note, together with interest (computed as hereinafter provided) on any and all principal amounts outstanding hereunder from time to time from the date hereof until payment in full hereof, at a rate per annum equal to sixteen (16%) percent cash on cash. All interest shall be computed on the daily unpaid principal balance of each outstanding Drawdown hereunder based on a three hundred sixty (360) day year, and shall be payable every 30 days in arrears in even installments during the 180 period following each Drawdown Date, and upon maturity of the applicable Drawdown or acceleration hereof.

Section 1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have their respective meanings assigned to them in the Loan Agreement.

Section 2. Drawdowns; Amortization.

(a) Upon the terms and subject to the conditions set forth in the Loan Agreement and in this Note, contemporaneous with the execution and delivery of this Note, Lender shall advance to the Maker the initial Drawdown in the sum of the Maximum Revolver Amount, less fees and expenses as described herein.

(b) Subsequent Drawdowns shall be accomplished in the manner set forth in Section 2.01(b) of the Loan Agreement. All Drawdowns terminate 180 days from the Drawdown Date.

(c) Interest and principal for each Drawdown shall be paid in the following manner: interest is to be paid every 30 days in even installments during the 180 period following each Drawdown date. Principal will be paid every 30 days in even installments beginning the 120th day following the Drawdown Date with a final payment to be made on the 180th day. The Maker may prepay the principal and interest outstanding on any day (the "Payment Dates") after the Drawdown Date. The foregoing payments of interest and principal shall be made in accordance with the Sample Payment and Amortization Schedule attached hereto as Exhibit “A” or such other Payment and Amortization Schedule that Lender provides in connection with each Drawdown and that is attached to this Note from time to time. Unless the Maker shall be otherwise notified in writing by Lender, all principal and interest hereunder are payable in lawful money of the United States of America at the office of Lender set forth in the Loan Agreement in immediately available funds.

Section 3. Prepayment. At the Maker’s sole option and discretion and upon the delivery to Lender of at least three (3) prior trading days’ written notice, the Maker may repay a Drawdown, in cash, one hundred percent (100%) of the aggregate principal balance of any Drawdown outstanding as of the date of prepayment, plus one hundred percent (100%) of the interest that remains outstanding up to and including the prepayment date. If the Maker prepays a Drawdown in accordance with the terms of this Note, the interest due will be adjusted downward to reflect a 16% cash on cash annualized interest rate based on a 360 day year.

Section 4. No Fractional Shares. Upon a conversion hereunder, the Maker shall not be required to issue stock certificates representing fractions of shares of the Maker’s common stock (“Common Stock”), and in lieu of any fractional shares which would otherwise be issuable, the Maker shall issue the next highest whole number of shares of Common Stock, as the case may be.

Section 5. Lender’s Right of Conversion. At anytime upon the occurrence or during the continuance of an Event of Default (as described below), Lender, at its sole and absolute discretion, may elect to convert (“Lender’s Right of Conversion”) all or any portion of the outstanding principal and interest owed under this Note into shares of Common Stock at the Conversion Rate (as described below). The conversion shall be effective upon delivery to the Maker of a completed, executed Notice of Conversion, the form of which is annexed hereto as Exhibit “B”.

Section 6. Conversion Rate. The Conversion Rate for any conversion as described in Section 5 shall be calculated as 45% of the lowest closing price for the Maker’s stock during the ten trading day period prior to such conversion.

Section 7. Collateral Securing Loan. This Note is the Revolving Credit Note issued pursuant to the terms of the Loan Agreement and is secured pursuant to the provisions of certain “Security Documents” referred to in the Loan Agreement. This Note is entitled to all of the benefits of the Loan Agreement and said Security Documents, including provisions governing the payment and the acceleration of maturity hereof, which agreements and instruments are hereby incorporated by reference herein and made a part hereof. The occurrence and continuance of an Event of Default thereunder shall constitute a default under this Note and shall entitle the Payee to accelerate the entire indebtedness hereunder and take such other action as may be provided for in the Loan Agreement and/or any and all other instruments evidencing and/or securing the indebtedness under this Note, or as may be provided under the law.

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In the event that any holder of this Note shall, during the continuance of any Event of Default, exercise or endeavor to exercise any of its remedies hereunder or under the Loan Agreement or any of the Security Documents, the Maker shall pay all reasonable costs and expenses incurred in connection therewith, including, without limitation, reasonable attorneys’ fees, all of which costs and expenses shall be obligations under and part of this Note; and the holder hereof may take judgment for all such amounts in addition to all other sums due hereunder.

Section 8. Event of Default . (a) In the event that any one of the following events shall occur (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body), it shall be deemed an Event of Default:

(i) Any default in the payment of the principal of, interest on or other charges in respect of this Note, as and when the same shall become due and payable;

(ii) The Maker shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Note, the Loan Agreement, or the other Loan Documents;

(iii) There shall be a breach of any of the representations and warranties set forth in the Loan Documents; or

(iv) the Maker, shall commence, or there shall be commenced against the Maker any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Maker commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Maker or there is commenced against the Maker any such bankruptcy, insolvency or other proceeding; or the Maker is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Maker suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of thirty (30) days; or the Maker makes a general assignment for the benefit of creditors; or the Maker shall fail to pay or shall state that it is unable to pay or shall be liable to pay, its debts as they become due or by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Maker for the purpose of effecting any of the foregoing.

(b) Upon the occurrence of an Event of Default in this Section 8, Subsections (a)(i), (a)(ii), or (a)(iii), the Lender shall give the Maker notice of such Event of Default occurrence, at which time the Maker shall have three (3) Business days (inclusive of Saturdays, Sundays and holidays) from receipt of such notice to cure the Event of Default occurrence (the “Cure Period”).

(c) Upon the expiration of the Cure Period or the occurrence of an Event of Default in Subsection 8(a)(iii), a default penalty equal to 125% times the amount outstanding under this Note, including any accrued but unpaid interest and penalties shall be due and payable to the Lender (the “Default Penalty”). Lender may then, at its sole discretion declare due and payable (a “Default Declaration”) the entire outstanding amount of this Note together with any unpaid interest, the Default Penalty and any all of its costs and expenses relating collection and enforcement of this Note.

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(d) Upon a Default Declaration, the Lender, in addition to any other rights it may have under any of the Loan Documents or under applicable law, may at its sole discretion:

(i) Send a Notice of Conversion to the Maker.

(ii) Sell the Conversion Shares in accordance with Applicable Law. and

(iii) Apply the proceeds from any such sale to the outstanding amount of this Note.

In all events, the Maker shall remain liable for any deficiency between the amount outstanding under this Note and the net proceeds from the sale of any collateral in accordance with the terms hereof.

(e) The failure of Lender to exercise any of its rights hereunder in any particular instance shall not constitute a waiver of the same or of any other right in that or any subsequent instance with respect to Lender or any subsequent holder. Lender need not provide and the Maker hereby waives any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. The remedies available to the Lender upon the occurrence of an Event of Default shall be cumulative.

Section 9. Stock Splits, etc. For so long as any amount remains outstanding to Lender under this Note, the Maker shall inform and receive prior approval from the Lender prior to implementing any stock split, recapitalization or other similar transaction. In the event that the Lender approves of such action, the number and kind of securities purchasable or due to the Lender hereunder shall be subject to appropriate adjustments

Section 10. Waivers. Except for notice specifically provided herein, the Maker hereby waives presentment, demand, dishonor, protest, notice of protest, diligence and any other notice or action otherwise required to be given or taken under the law in connection with the delivery, acceptance, performance, default, enforcement or collection of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended, modified or subordinated (by forbearance or otherwise) from time to time, without in any way affecting the liability of the Maker. The Maker hereby further waives the benefit of any exemption under the homestead exemption laws, if any, or any other exemption, appraisal or insolvency laws, and consents that the Payee may release or surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note

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Section 11. Validity of Waivers. No consent or waiver by the holder hereof with respect to any action or failure to act which, without such consent or waiver, would constitute a breach of any provision of this Note shall be valid and binding unless in writing and signed by the Maker and by the holder hereof

Section 12. Maximum Rate Allowed by Law. All agreements between the Maker and the Payee are hereby expressly limited to provide that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum amount which the Payee is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Security Documents or the Loan Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstance the Payee shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of any of the Maker’s Obligations (as such term is defined in the Loan Agreement) to the Payee, and not to the payment of interest hereunder. To the extent permitted by applicable law, all sums paid or agreed to be paid for the use, forbearance or detention of the indebtedness evidenced by this Note shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full, to the end that the rate or amount of interest on account of such indebtedness does not exceed any applicable usury ceiling. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between the Maker and the Payee

Section 13. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that such laws are superseded by Federal enactments.

IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its duly authorized officer as of the date first set forth above.

XZERES CORP.

By:
Name:
Title:

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Exhibit A to Revolving Credit Note

 Sample

 Payment and Amortization Schedule

	Principal Outstanding	Interest Paid Monthly	OID	Closing Exps	Principal Reduction	New Capital Available
30 days	$1,500,000	$20,000	$-	$17,500	$-	$1,500,000
60 days	$1,500,000	$20,000	$-		$-	$1,500,000
90 days	$1,500,000	$20,000	$-		$-	$1,500,000
120 days	$1,500,000	$20,000	$-		$500,000	$1,000,000
150 days	$1,000,000	$20,000	$-		$500,000	$500,000
180 days	$500,000	$20,000	$-		$500,000	$-
Totals		$120,000	$-	$17,500

Payback in Full On Day	Principal	Interest	Total
1	$1,500,000.00	$666.67	$1,500,666.67
15	$1,500,000.00	$10,000.00	$1,510,000.00
30	$1,500,000.00	$20,000.00	$1,520,000.00
45	$1,500,000.00	$30,000.00	$1,530,000.00
60	$1,500,000.00	$40,000.00	$1,540,000.00
75	$1,500,000.00	$50,000.00	$1,550,000.00
90	$1,500,000.00	$60,000.00	$1,560,000.00
105	$1,500,000.00	$70,000.00	$1,570,000.00
120	$1,500,000.00	$80,000.00	$1,580,000.00
135	$1,500,000.00	$90,000.00	$1,590,000.00
150	$1,500,000.00	$100,000.00	$1,600,000.00
165	$1,500,000.00	$110,000.00	$1,610,000.00
180	$1,500,000.00	$120,000.00	$1,620,000.00

	Interest based upon a 360 day year

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Exhibit B

Notice of Conversion

For Revolving Credit Note Dated August__, 2012 (this “Note”1)
(To Be Executed by Lender)

The undersigned holder hereby elects to convert $__________ principal and $_____ interest currently outstanding and owed under this Note, at a Conversion Rate of $___/share (equal to 45% of the lowest closing price during the ten trading day period prior to conversion) and to purchase ___________ shares of Common Stock issuable upon conversion of such Note, and requests that certificates for such securities shall be issued in the name of:

__________________________________________
(please print or type name and address)

__________________________________________
(please insert social security or other identifying number)

and be delivered as follows:

__________________________________________
(please print or type name and address)

__________________________________________
(please insert social security or other identifying number)

Lender Name: _______________________________

By: _______________________________________

Name:

Title:

Conversion Date: ____________________________

1 Capitalized terms used herein shall have the meaning ascribed to them in the Note.

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